                                 Schedule 14a
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant                    [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_]  Preliminary proxy statement
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             MICROSOFT CORPORATION
               (Name of Registrant as Specified in its Charter)

                             MICROSOFT CORPORATION
                  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                   -----------

(2) Aggregate number of securities to which transaction applies:
                                                                --------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
                                                    --------------------------

(5) Total fee paid:
                   -----------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           ---------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
                                                 -----------------------------

(3) Filing Party:
                 -------------------------------------------------------------

(4) Date Filed:
               ---------------------------------------------------------------

                       [LOGO OF MICROSOFT CORPORATION]

                                                            Redmond, Washington

                                                         February 11, 1999

Dear Shareholder:

  Shareholders of record as of January 29, 1999 are encouraged to vote on the enclosed proposal, which amends the Company's Articles of Incorporation, increasing the total number of authorized shares to accommodate the proposed two-for-one split of the Company's common stock.

  The Board of Directors has approved this amendment, subject to shareholder approval, and encourages shareholders to vote FOR this proposal.

  I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope, or follow the easy instructions on the insert for Internet voting.

  To complete this vote, the Company will hold a special meeting of shareholders at 8:00 a.m. on Friday, March 12, 1999, at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington.

  Please note that the only item on the agenda for this meeting will be voting on this amendment. Other than matters directly relating to the proposed two-for-one stock split, management will be making no presentations at the special meeting, and senior members of management will not be in attendance. We anticipate the meeting will take no longer than 10 minutes.

  If you decide to attend this special meeting and vote in person, you will of course have that opportunity. Please note that, in anticipation of light attendance, no special parking arrangements have been made, and parking will be extremely limited.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                       Sincerely,

                                       /s/ Robert J. Herbold

                                       Robert J. Herbold
                                       Executive Vice President and Chief
                                        Operating Officer

                             MICROSOFT CORPORATION
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             February 11, 1999

To the Shareholders:

  A special meeting of the shareholders of Microsoft Corporation will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington on March 12, 1999, at 8:00 a.m. for the following purposes:

    1. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to increase the authorized common stock from 4,000,000,000 shares to 12,000,000,000 shares and halve the par value of the common stock from $.000025 per share to $.0000125 per share in order to accommodate the proposed two-for-one split of the Company's common stock; and

    2. To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on January 29, 1999 are entitled to notice of, and to vote at, this meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ William H. Neukom

                                         William H. Neukom,
                                         Secretary

Redmond, Washington

February 11, 1999

                                   IMPORTANT

 Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                             MICROSOFT CORPORATION
                               One Microsoft Way
                           Redmond, Washington 98052

                      PROXY STATEMENT FOR SPECIAL MEETING
                                OF SHAREHOLDERS
                           To Be Held March 12, 1999

  This Proxy Statement, which was first mailed to shareholders on February 11, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (the "Company"), to be voted at a special meeting of the shareholders of the Company, which will be held at 8:00 a.m. on March 12, 1999, at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the special meeting or by executing another proxy dated as of a later date.

  The cost of solicitation of proxies is to be borne by the Company. Shareholders of record at the close of business on January 29, 1999 will be entitled to vote at the meeting on the basis of one vote for each share held. On January 29, 1999, there were 2,523,459,482 shares of common stock outstanding, held of record by 75,527 shareholders.

              PROPOSAL: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                           ARTICLES OF INCORPORATION

  The Board of Directors has approved, and is recommending to the shareholders for approval at the special meeting, an amendment to Article Four of the Company's Articles of Incorporation to (1) increase the number of shares of Common Stock which the Company is authorized to issue from 4,000,000,000 to 12,000,000,000, and (2) halve the par value of each share of Common Stock from $.000025 to $.0000125. The Board of Directors determined that this amendment is advisable and should be considered at the special meeting to be held March 12, 1999. The full text of the proposed amendment to the Articles of Incorporation is set forth below. The Company is currently authorized to issue 100,000,000 shares of preferred stock, par value $.01 per share, and the proposed amendment will not affect this authorization.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock

  The proposed amendment would increase the number of shares of Common Stock the Company is authorized to issue from 4,000,000,000 to 12,000,000,000. The additional 8 billion shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At January 29, 1999, 2,523,459,482 shares of Common Stock were outstanding. The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to accomplish the proposed stock split, to reserve an amount of shares sufficient to satisfy the requirements set forth above, and to provide the Company with adequate flexibility in the future. Except for the proposed stock split, the Company has no present commitments, agreements, or intent to issue additional shares of Common Stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business, or shares which may be issued under the Company's stock option, stock purchase, and other existing employee benefit plans.

  Under Washington law, the proposed stock split cannot occur unless shareholders approve the proposed amendment to Article Four of the Company's Articles of Incorporation. The proposed amendment to Article Four would permit the issuance of additional shares up to the new 12 billion maximum authorization without further action or authorization by shareholders (except as may be required in a specific case by law or the Nasdaq

Stock Market rules). The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of Shareholders. The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Purposes and Effects of Proposed Two-for-One Common Stock Split

  The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from a two-for-one stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Common Stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed stock split is approved. If the proposed amendment is adopted, each shareholder of record at 5:00 p.m., eastern standard time, on March 12, 1999, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, par value $.0000125 per share, for each share of Common Stock then owned of record by such shareholder. In addition, certificates representing shares of Common Stock, $.000025 par value, would be deemed to represent the same number of shares of Common Stock having a par value of $.0000125 per share. Consequently, certificates representing shares of Common Stock should be retained by each shareholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. In addition, appropriate adjustments will be made to the Company's stock option and other employee incentive plans.

  If effected, the proposed stock split will result in certain appropriate adjustments to terms of the Company's 2 3/4% Convertible Exchangeable Principal Protected Preferred Stock (the "Series A Preferred"). Holders of Series A Preferred will be separately notified of those adjustments.

Tax Effect of the Two-for-One Stock Split

  The Company has been advised by counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareholders are urged to consult their tax advisors. If shareholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Shareholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the shareholders' equity accounts of the Company would not change. The par value of a share of Common Stock after the split would be halved, from the current $.000025 per share to $.0000125 per share, while the number of shares issued and outstanding would double.

Effective Date of Proposed Amendment and Issuance of Shares for Stock Split

  The proposed amendment to Article Four of the Articles of Incorporation of the Company, if adopted by the required vote of shareholders, will become effective at 5:00 p.m., eastern standard time, on March 12, 1999, the proposed record date for the determination of the owners of Common Stock entitled to receive a certificate or certificates representing the additional shares. Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. The Company expects that the additional shares will be distributed on or about March 26, 1999, by book-entry in the records of the Company. Shareholders will be entitled to receive physical stock certificates upon request.

Amendment to Restated Articles of Incorporation

  If approved, Article 4.1 of the Company's Restated Articles of Incorporation would be amended and restated as follows:

                              ARTICLE 4.1 SHARES

  The total number of shares of stock which the Corporation shall have authority to issue is 12,100,000,000 shares, which shall consist of 12,000,000,000 shares of common stock, $.0000125 par value per share ("Common Shares") and 100,000,000 shares of preferred stock, $.01 par value per share ("Preferred Shares"). Except as otherwise provided in accordance with these Articles of Incorporation, the Common Shares shall have unlimited voting rights, with each share being entitled to one vote, and the rights to receive the net assets of the Corporation upon dissolution, with each share participating on a pro rata basis.

Voting Tabulation and Board Recommendation

  The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the meeting is required to approve the proposed amendment. A shareholder who abstains from voting on the proposal will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion. If the amendment is not approved by the shareholders, the Company's Restated Articles of Incorporation, which authorizes the issuance of 4,000,000,000 shares of Common Stock, will continue in effect and the two-for-one split of the Common Stock will not take place. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

Proposals of Shareholders

  Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 1999 Annual Meeting of Shareholders must submit the proposal to the Company no later than May 27, 1999. Shareholders who intend to present a proposal at the 1999 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than August 10, 1999. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
               PRINCIPAL SHAREHOLDERS, DIRECTORS, AND MANAGEMENT

  The following table sets forth information regarding the beneficial ownership of the Company's common shares by the directors, the Chief Executive Officer and the four other highest paid executive officers ("Named Executive Officers") of the Company, and the directors and executive officers as a group.

                                         Amount and Nature of
                                         Beneficial Ownership
                                         of Common Shares as
                  Name                      of 1/29/99(1)     Percent of Class
                  ----                   -------------------- ----------------
William H. Gates........................  500,777,800(2)(3)         19.8%
Paul G. Allen...........................  138,361,948(4)             5.5
Jill E. Barad...........................       68,000(5)             *
Richard A. Hackborn.....................       25,000(6)             *
David F. Marquardt......................    1,084,385(7)             *
William G. Reed, Jr.....................      757,188(8)             *
Jon A. Shirley..........................    5,563,646(9)             *
Steven A. Ballmer.......................  119,813,427(2)             4.7
Robert J. Herbold.......................      454,596(10)            *
Paul A. Maritz..........................    1,236,333(11)            *
Michel Lacombe..........................    1,560,004(12)            *
Executive Officers and Directors as a
 group (22 persons).....................  785,039,077(13)           31.0

--------
  * Less than 1%.

 (1) Beneficial ownership represents sole voting and investment power. To the Company's knowledge, the only shareholders who beneficially owned more than 5% of the outstanding common shares as of January 29, 1999, were Messrs. Gates and Allen.

 (2) The business address for Messrs. Gates and Ballmer is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.

 (3) Does not include 107,530 shares owned by Mr. Gates' wife, as to which he disclaims beneficial ownership.

 (4) Includes 640,000 shares that may be purchased within 60 days of January 29, 1999, pursuant to outstanding stock options ("Vested Options"). Mr. Allen's business address is: Vulcan Northwest Inc., 110 -- 110th Avenue N.E., Suite 550, Bellevue, Washington 98004.

 (5)  Includes 60,000 Vested Options.

 (6)  Includes 10,000 Vested Options.

 (7)  Includes 460,000 Vested Options.

 (8)  Includes 280,000 Vested Options.

 (9) Includes 661,835 shares held by the Shirley Family Limited Partnership, a limited partnership of which Mr. Shirley is the president of the sole general partner, 50,560 shares held by Mr. Shirley as trustee under trusts for two grandsons, and 460,000 Vested Options.

(10)  Includes 450,000 Vested Options.

(11)  Includes 660,000 Vested Options.

(12)  Includes 1,222,000 Vested Options.

(13)  Includes 11,810,634 Vested Options.

                                    [FRONT]

                                     PROXY

                    FOR SPECIAL MEETING OF THE SHAREHOLDERS

                             MICROSOFT CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert J. Herbold, Gregory B. Maffei, and Robert A. Eshelman (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of the Shareholders to be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington at 8:00 a.m. on March 12, 1999 and at any adjournments thereof.

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN  Proposal to approve an amendment to the
    Company's Articles of Incorporation to increase the number of shares of authorized common stock from 4,000,000,000 to 12,000,000,000 shares and to halve the par value of each share from $.000025 to $.0000125.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.

                                   [REVERSE]

     This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                       ______________________________
                                       Signature

                                       ______________________________
                                       Signature, if held jointly


                                       Dated: ____________________, 1999


                                       IMPORTANT - PLEASE SIGN AND RETURN
                                       PROMPTLY. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                            [Fold and Detach Here]

                            YOUR VOTE IS IMPORTANT!
                       YOU CAN VOTE IN ONE OF TWO WAYS:

    1. Vote by Internet at the Internet address: http://www.eproxy.com/msft

                                      OR

          2. Mark, sign and date this proxy card and return promptly in the enclosed envelope.

  Vote Your Proxy Over The Internet!

  It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing to vote over the Internet, you help Microsoft reduce postage and proxy tabulation costs.

  How to vote over the Internet

  1. Read the accompanying Proxy Statement.
  2. Have your 11-digit control number located on your voting ballot available.
  3. Point your browser to http://www.eproxy.com/msft/
  4. Follow the instructions. You will be given two choices:

    . You can simply cast your vote, or

    . You can cast your vote and register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail.


  Your vote is important!

  Using the Internet, you can vote anytime, 24 hours a day.

  Or if your prefer, you can return the enclosed paper ballot in the envelope provided.

  Please do not return the enclosed paper ballot if you are voting over the Internet.

  msft
  Microsoft Investor Relations                     [MICROSOFT LOGO APPEARS HERE]
  www.microsoft.com/msft/

  Vote Your Proxy Over
  The Internet Or By Telephone!

  It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing either option, you help Microsoft reduce postage and proxy tabulation costs.


  Option 1: Vote over the Internet

  1. Read the accompanying Proxy Statement.
  2. Have your 12-digit control number located on your voting ballot available.
  3. Point your browser to http://www.proxyvote.com/
  4. Follow the instructions. You will be given two choices:

    . You can simply cast your vote, or

    . You can cast your vote and register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail.

  Option 2: Vote by telephone

  1. Read the accompanying Proxy Statement.
  2. Have your 12-digit control number located on your voting ballot available.
  3. Using a touch-tone phone, call the toll-free number shown on the voting ballot.
  4. Follow the recorded instructions.


  Your vote is important!

  Using the Internet or the telephone, you can vote anytime, 24 hours a day.

  Or if your prefer, you can return the enclosed paper ballot in the envelope provided.

  Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.

  msft
  Microsoft Investor Relations                    [MICROSOFT LOGO APPEARS HERE]
  www.microsoft.com/msft/